SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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SPECIAL SITUATIONS FUND III, L.P.

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SPECIAL SITUATIONS FUND III, L.P.

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SPECIAL SITUATIONS FUND III, L.P.
527 Madison Avenue, Suite 2600
New York, New York 10022
____________________________________
Notice of
Special Meeting of Partners
to be Held on
March 29, 2006
____________________________________

To the Limited Partners:

Special Situations Fund III, L.P. (the “Fund”) will hold a special meeting of the Fund’s partners (the “Meeting”) on Wednesday, March 29, 2006, at 10:00 A.M., local time, at 527 Madison Avenue, Suite 2600, New York, New York, for the following purposes:

1.    To amend the Fund’s Agreement of Limited Partnership, as amended (the “Limited Partnership Agreement”), to limit semi-annual repurchase offers by the Fund to partners to a maximum of 5% of Units outstanding per semi-annual period (or 10% per year);

2.    To further amend the Limited Partnership Agreement to increase the repurchase request deadline for electing to accept a repurchase offer from the Fund from 14 days to 60 days prior to the repurchase pricing date (together with the amendment described in the preceding Proposal 1, the “Safe Harbor Amendments”). The adoption of this proposal is conditioned upon receipt by the Fund of a notice that the Securities and Exchange Commission (the “Commission”) has granted the exemption requested in the Exemption Request (as defined below) and no assurance can be given that the exemption will be granted;

3.    To elect five Individual General Partners to serve in such capacity until their successors, if any, have been duly elected and admitted to the Fund as Individual General Partners; and

4.    To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

Partners of record at the close of business on January 31, 2006 will be entitled to notice of, and to vote at, the Meeting or any adjournment(s) thereof.

By Order of the Individual General Partners

_________________________________ Austin W. Marxe,
March 10, 2006	Managing Individual General Partner

Whether or not you expect to attend the Meeting in person, you are urged to complete, sign and date the enclosed proxy card and return it promptly in the postage prepaid envelope provided. The proxy may be revoked by you at any time prior to exercise, by signing and returning a later dated proxy or by delivering to the fund a written revocation bearing a later date. If you are present at the Meeting, you may, if you wish, revoke your proxy at that time by voting in person at the Meeting.

PROXY STATEMENT

SPECIAL SITUATIONS FUND III, L.P.
527 Madison Avenue, Suite 2600
New York, New York 10022
(212) 207-6500
___________________________________

Special Meeting of Partners
to be Held on
March 29, 2006
___________________________________

GENERAL INFORMATION

Special Situations Fund III, L.P. (the “Fund”) is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Partnership Law”). The Fund, a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the “Company Act”), commenced its investment operations on January 1, 1994 following the initial closing of the offering and sale of its units of limited partnership interest (the “Units”).

This Proxy Statement is being furnished to limited partners of the Fund (“Limited Partners”) in connection with the solicitation of proxies to be voted at the special meeting (the “Meeting”) of the Fund’s partners (“Partners”) pursuant to the accompanying Notice of Special Meeting of Partners (the “Notice of Meeting”). The purposes of the Meeting are:

1.    To amend the Limited Partnership Agreement to limit semi-annual repurchase offers by the Fund to partners to a maximum of 5% of Units outstanding per semi-annual period (or 10% per year);

2.    To further amend the Limited Partnership Agreement to increase the repurchase request deadline for electing to accept a repurchase offer from the Fund from 14 days to 60 days prior to the repurchase pricing date (together with the amendment described in the preceding Proposal 1, the “Safe Harbor Amendments”). The adoption of this proposal is conditioned upon receipt by the Fund of a notice that the Securities and Exchange Commission (the “Commission”) has granted the exemption requested in the Exemption Request (as defined below) and no assurance can be given that the exemption will be granted;

3.    To elect five Individual General Partners to serve in such capacity until their successors, if any, have been duly elected and admitted to the Fund as Individual General Partners; and

4.    To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

The Meeting is scheduled to be held on Wednesday, March 29, 2006, at 10:00 A.M., local time, at the office of the Fund in New York. A proxy for use in connection with such Meeting is also enclosed. The Fund anticipates mailing this Proxy Statement and the enclosed proxy to Limited Partners on or about March 10, 2006.

Solicitation and Revocation

The enclosed proxy is being solicited by and on behalf of the Individual General Partners for use at the Meeting. The expense of soliciting proxies will be borne by the Fund and is expected to be nominal.

All properly executed and dated proxies received in time to be voted at the Meeting will be voted in accordance with the instructions indicated thereon. Unless instructions to the contrary are indicated, such proxies will be voted FOR (i) approval of Proposal 1 - limiting semi-annual repurchase offers to a maximum of 5% of Units outstanding per semi-annual period; (ii) approval of Proposal 2 - increasing the repurchase request deadline for electing to accept a repurchase offer from the Fund from 14 days to 60 days prior to the repurchase pricing date; and (iii) consent to Proposal 3 - the election of the Fund’s Individual General Partners. Proxies may be revoked at any time prior to exercise by (i) delivering written notice of revocation thereof to the Fund; (ii) submitting a later dated and executed proxy; or (iii) attending the Meeting and voting in person. Attendance by a Limited Partner at the Meeting does not alone serve to revoke such Partner’s proxy.

The Individual General Partners have fixed the close of business on January 31, 2006 as the record date (the “Record Date”) for the determination of Limited Partners entitled to notice of, and to vote at, the Meeting.

Action will be taken at the Meeting on the matters set forth in the accompanying Notice of Meeting and described in this Proxy Statement. The Individual General Partners do not presently intend to bring any other business before the Meeting and, to their knowledge, no matters will be presented for action at the Meeting except as specified in the Notice of Meeting. Pursuant to the Limited Partnership Agreement only those matters set forth in a duly delivered notice of meeting may be voted on at such meeting.

In the event that a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those Units represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote the proxies that they are entitled to vote FOR any proposal in favor of an adjournment and will vote those proxies entitled to be voted by them AGAINST any proposal against any adjournment. Abstentions and broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote Units on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as Units that are present at the Meeting, but which have not been voted. For this reason, abstentions and broker non-votes will have the effect of votes against a proposal with respect to an adjournment (whether in favor or against). See “Required Votes” below.

Individual General Partners

The current Individual General Partners are Austin W. Marxe, William E. Austin, Stanley S. Binder, Delcour S. Potter, and Peter W. Williams. Mr. Marxe is an “interested person” of the Fund, as defined under the Company Act. The other four Individual General Partners currently serve and will serve as the Fund’s Independent General Partners.

All the Individual General Partners have stated that they intend to vote in favor of the proposals set forth herein with respect to the Units owned by them. See “Voting Securities.”

Corporate General Partner

MGP Advisers Limited Partnership (“MGP”) is the corporate general partner of, and investment adviser to, the Fund. MGP, located at 527 Madison Avenue, Suite 2600, New York, New York 10022, is a limited partnership organized under the Delaware Partnership Law and registered under the Investment Advisers Act of 1940 (the “Advisers Act”). AWM Investment Company, Inc. (“AWM”), a Delaware corporation which serves as the Fund’s administrator, is the sole general partner of MGP and Austin W. Marxe, David M. Greenhouse and Adam Stettner are the sole limited partners of MGP. In addition, Messrs. Marxe and Greenhouse are the sole officers and stockholders of AWM and are, together with Dianne Marxe, the wife of Austin W. Marxe, the sole directors of AWM. As such, Messrs. Marxe and Greenhouse (through MGP and AWM) control all the investment decisions for the Fund.

MGP, as well as Messrs. Marxe, Greenhouse and Stettner, have the right to vote on the proposals set forth herein with respect to Units held by them as Partners. None of the foregoing parties have greater voting rights than those of Limited Partners in connection with such proposals or otherwise.

Voting Securities

Holders of Units as of the Record Date are entitled to notice of, and to vote at, the Meeting. There were 1,668.3956 Units outstanding as of the Record Date. Partners will be entitled to one vote for each Unit held by them on the Record Date in respect of all matters submitted to a vote at the Meeting. The presence in person or by proxy of holders of a majority of the outstanding Units will constitute a quorum for the transaction of business at the Meeting. MGP, the current Individual General Partners (including Austin W. Marxe), and David M. Greenhouse and Adam Stettner (limited partners of MGP) will vote in favor of the proposals set forth herein with respect to the 155.9608 Units beneficially owned by such parties in the aggregate, which represent 9.35% of the outstanding Units.

If any other matter(s) properly come before the Meeting, the persons named on the enclosed proxy will have the discretionary authority to vote thereon in accordance with their judgment.

Required Votes

In accordance with the Company Act and the Limited Partnership Agreement: (a) the adoption of Proposal 1 and Proposal 2 requires the vote for the Proposals of (i) 67% or more of the Units present at the Meeting, if holders of more than 50% of the outstanding Units are present or represented by proxy thereat, or (iii) more than 50% of the outstanding Units, whichever is less; and (b) the election of Independent General Partners pursuant to Proposal 2 requires a plurality of the Units present at the Meeting (that is, the candidates with the most votes will be elected).

The presence in person or by proxy of holders of a majority of the outstanding Units will constitute a quorum at the Meeting. For purposes of determining the presence of a quorum for the transaction of business at the Meeting, abstentions and broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote Units on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as Units that are present but which have not been voted. For this reason, abstentions and broker non-votes will have the effect of votes against Proposal 1 and Proposal 2. Proxies submitted without specification will be voted FOR each proposal described in this Proxy Statement.

Security Ownership of Certain Beneficial Holders

The following table sets forth, as of the Record Date, the beneficial ownership of Units of (i) each Partner known by the Fund to own beneficially more than 5% of the Units, (ii) MGP and each Individual General Partner and (iii) all the Individual General Partners as a group. All Units are owned both of record and beneficially unless otherwise indicated.

	Amount	Percent
	Beneficially	Beneficially
Name and Address of Beneficial Owner(1)	Owned(2)	Owned

MGP Advisers Limited Partnership(3)	117.5954	7.05%
AWM Investment Company, Inc(3)(4)	117.5954	7.05%
Austin W. Marxe(3)(5)	131.6999	7.89%
William E. Austin(6)	0.2286	0.01%
Stanley S. Binder(6)	0.8868	0.05%
Delcour S. Potter(6)	0.2286	0.01%
Peter W. Williams(6)	17.8303	1.07%
All Individual General Partners as a Group (five persons)(5)	150.8742	9.04%
__________________________

(1)
Information with respect to beneficial owners of more than 5% of the outstanding Units was derived, to the extent available, from information provided by each of the Individual General Partners and from the Fund’s records.

(2)	Beneficial ownership, as reported in the above table, has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.
(3)	The business address of such person, for purposes hereof, is c/o Special Situations Fund III, L.P., 527 Madison Avenue, Suite 2600, New York, New York 10022.
(4)	AWM may be deemed the beneficial owner of all the Units held by MGP because it is the sole general partner of MGP.
(5)
Includes 100% of the Units held by MGP. Pursuant to MGP’s Amended and Restated Agreement of Limited Partnership, as amended, Austin W. Marxe beneficially owns 40.1% of the partnership interests of MGP, David M. Greenhouse beneficially owns 39.9% and Adam Stettner beneficially owns 20.0%. Mr. Marxe disclaims beneficial ownership of 59.9% of the Units held by MGP.

(6)
The business address of each Individual General Partner is as follows: Mr. Austin - c/o Cornerstone Equity Investors, LLC, 355 Lexington Avenue Suite 1400, New York, New York 10017; Mr. Binder - 527 Madison Avenue, Suite 2600, New York, New York 10022; Mr. Potter - 527 Madison Avenue, Suite 2600, New York, New York 10022; and Mr. Williams - 363 Canal Street, Suite 3, New York, New York 10013.

PROPOSALS 1 AND 2

APPROVAL OF AMENDMENTS TO THE
FUND’S LIMITED PARTNERSHIP AGREEMENT

Background

The Safe Harbor Amendments. The Individual General Partners have approved, subject to the approval of the Partners at the Meeting, two amendments to the Limited Partnership Agreement:

•	Proposal 1 - to limit semi-annual repurchase offers to a maximum of 5% of Units outstanding per semi-annual period (or 10% per year)

•	Proposal 2 - to increase the repurchase request deadline from 14 days to 60 days prior to the repurchase pricing date.

The form of the Amendments to the Limited Partnership Agreement to be considered as Proposals 1 and 2 are attached to this Proxy Statement as Annex 1 and Annex 2, respectively (together, the “Safe Harbor Amendments”) and are more fully described below. The Individual General Partners have approved the Safe Harbor Amendments in order to avoid certain adverse tax consequences, as further described below.

Loss of Safe Harbor from Publicly Traded Partnership Treatment. A “grandfather” provision under Treasury Regulation Section 1.7704-1(l)(2), which has had the effect of allowing the Fund to satisfy a “private placement safe harbor” under applicable Treasury Regulations ensuring that it would not be treated as a publicly traded partnership for federal income tax purposes, expired on December 31, 2005 because the maximum number of partners the Fund is permitted to have in order to qualify will decrease from 500 to 100, so long as it remains a registered investment company. A publicly traded partnership generally is taxed as a corporation subject to a double level of tax that could be extremely adverse to the Fund’s Unit holders. Unless the Fund satisfies a different “safe harbor,” the determination of whether it should be treated as a publicly traded partnership would be made by applying a “facts and circumstances” test. To satisfy a different safe harbor and avoid the uncertainty of the “facts and circumstances” test, the Fund, which has more than 100 partners, would have to limit semi-annual repurchase offers by the Fund to the Partners to a maximum of 5% of Units outstanding per semi-annual period (or 10% per year), and thus the Individual General Partners adopted the amendment to be considered as Proposal 1, and would have to increase the repurchase request deadline for electing to accept a repurchase offer from 14 days to 60 days prior to the repurchase pricing date, and thus, the Individual General Partners adopted the amendment to be considered as Proposal 2.

The Individual General Partners also considered other alternatives to the Safe Harbor Amendments, after coming to the conclusion that there was no likelihood that the expiration date of the “private placement safe harbor”, which had been in existence for approximately 10 years, would be extended. The Individual General Partners considered having the Fund qualify as “regulated investment company” for federal income tax purposes. This alternative was determined not to be preferable to the Safe Harbor Amendments because of the expected resulting restrictions on the Fund’s operations and investments, including limitations on the concentration of its portfolio, the requirement generally to distribute to investors 90% or more of its taxable and tax-exempt income, and the less favorable treatment of any operating losses or net capital losses, plus the additional anticipated administrative costs associated with such compliance with the applicable requirements and restrictions. The Individual General Partners also considered the possibility of liquidating the Fund, but liquidation was not considered preferable to the Safe Harbor Amendments as it likely would result in the recognition of taxable gain for a number of

Limited Partners and deny many of them the opportunity to obtain the investment management services of MGP.

As of June 30, 2005, the Fund had approximately 289 limited partners who were Qualified Purchasers (as defined in the Company Act, “Qualified Purchasers”)
owning approximately 92% of Units. The Independent General Partners determined that it was in the best interests of the Fund and its limited partners to conduct a one-time offer (the “Exchange Tender Offer”) to such limited partners of the Fund to permit them to exchange their Units in the Fund for units of Special Situations Fund III QP, L.P., an affiliate of the Fund that is not registered as an investment company under the Company Act in reliance on Section 3(c)(7) of that Act, which exempts from registration any company whose partners are all Qualified Purchasers. The Exchange Tender Offer and a regular semi-annual cash repurchase of Units were effected as of December 31, 2005 and approximately 5.3% of Units were repurchased for cash, approximately 87.2% of Units were exchanged for units of Special Situations Fund III QP, L.P. and approximately 7.5% of Units remained in the Fund.

The amendment proposed in Proposal 1 is permitted under Company Act Rule 23c-3(a)(3). However, the amendment proposed in Proposal 2 is not consistent with
Company Act Rule 23c-3(a)(5), which requires that the repurchase pricing date occur no later than the fourteenth day after a repurchase request deadline. The Fund has requested an order from the Commission pursuant to Section 6(c) and Section 23(c)(3) of the Company Act granting an exemption from Section 23c-3(a)(5) of the Company Act, to the extent necessary to adopt Proposal 2 (the “Exemption Request”). There can be no assurance that the Fund will receive the requested relief under the Company Act. Any granting of relief by the Commission is not an approval or endorsement by the Commission of Proposal 2 or the Safe Harbor Amendments.

Even if the required vote of the limited partners is obtained for Proposal 2, the Fund will not adopt Proposal 2 without receiving the relief requested under the
Company Act. In the event the Exemption Request is not granted, the Individual General Partners will re-consider the other alternatives described above, including liquidation of the Fund. If the required limited partner votes are obtained for Proposal 1, the Fund will adopt Proposal 1 even if the grant of the Exemption Request is not obtained. The Individual General Partners believe that even if the Exemption Request is not granted, the adoption of Proposal 1 may provide the Fund with more time and flexibility in considering the alternatives available to the Fund.

   The complete text of the form of the Amendments to the Limited Partnership Agreement to be considered as Proposals 1 and 2 are attached to this Proxy Statement as Annex 1 and Annex 2, respectively, which you should review carefully.

Required Vote

   The vote required for Proposal 1 and Proposal 2 is described under “General Information - Required Votes.”

Conditional Approval

    The adoption of Proposal 2 is conditioned upon receipt by the Fund of a notice that the Commission is granting the exemption requested in the Exemption Request.

    The Individual General Partners unanimously recommend that Limited Partners vote in favor of Proposal 1 and Proposal 2.

PROPOSAL 3

ELECTION OF THE
CURRENT INDIVIDUAL GENERAL PARTNERS OF THE FUND

Election of the Individual General Partners

The Partners are asked to elect 5 Individual General Partners of the Fund, to serve in such capacity unless and until they withdraw or their status as such is earlier terminated pursuant to the Limited Partnership Agreement.

Set forth below are the names, ages and addresses of the current Individual General Partners, together with certain information provided by them as to their business backgrounds. The Individual General Partners have consented to continue to serve as Individual General Partners, if elected, and to being named in this Proxy Statement. The Individual General Partners know of no reason why the Individual General Partners will be unable to or will not serve, but if such an event occurs prior to the Meeting, the proxies received will be voted for such substitute nominee(s) as the current Individual General Partners may, in their judgment, determine.

Interested Individual General Partner

Austin W. Marxe. Mr. Marxe, born in 1940, has been an Individual General Partner of the Fund since its inception in 1994. Since 1985, Mr. Marxe has also served as a limited partner of MGP and has been principally responsible for MGP's investment decisions on behalf of the Fund. MGP also serves as general partner of Special Situations Fund III QP, L.P. (the “QP Fund”) and Mr. Marxe is principally responsible for MGP's investment decisions on behalf of the QP Fund. In addition, Mr. Marxe is the President, a director and the majority stockholder of AWM. AWM serves as the Administrator of the Fund, and the general partner of MGP. AWM is also the general partner of, the investment adviser to, and administrator of, Special Situations Cayman Fund, L.P., as well as the administrator to the QP Fund, Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P. and Special Situations Life Sciences Fund, L.P. AWM is registered as an investment adviser under the Advisers Act. From 1968 to 1990, Mr. Marxe was employed in various capacities by Prudential Securities Incorporated (“PSI”), formerly known as Prudential-Bache Securities, Inc., including Senior Vice President-Investments. During such time, Mr. Marxe, together with PSI, organized the predecessor funds to Special Situations Fund III, L.P. Mr. Marxe's business address is c/o AWM Investment Company, Inc., 527 Madison Avenue, Suite 2600, New York, New York 10022.

MGP serves as the Corporate General Partner of the Fund and as such receives an incentive allocation equal to 20% of the Fund’s Profit (as defined in the Partnership Agreement). AWM serves as the administrator of the Fund and as such receives an annual fee equal to 0.75% of the value of the Fund's net assets, determined in accordance with the Partnership Agreement.

Independent General Partners

Peter W. Williams. Mr. Williams, born in 1936, has been an Individual General Partner of the Fund since its inception in 1994 and currently serves Chairman of the Independent General Partners.

Until May 2002, Mr. Williams had been a partner in the law firm of Clifford Chance US LLP and its predecessor, specializing in international banking and finance. Since May 2002, Mr. Williams has served as a consultant, and he is a member of the Board of Directors of Par Pharm (NYSE) and the International Advisory Committee of RWE/Thames water. Mr. Williams' business address is 363 Canal Street, Suite 3, New York, New York 10013.

Stanley S. Binder. Mr. Binder, born in 1941, has been an Individual General Partner of the Fund since its inception in 1994. Currently a consultant and investor, from 1991 to 2001, Mr. Binder served as the Chairman and Chief Executive Officer of Barringer Technologies, Inc. Mr. Binder served as a consultant to such company from May 1989 to June 1989 when he became President and Chief Financial Officer. Barringer Technologies, Inc. and its subsidiaries designed and manufactured chemical detection instruments for security and law enforcement applications. Mr. Binder's business address is 527 Madison Avenue, Suite 2600, New York, New York 10022.

Delcour S. Potter. Mr. Potter, born in 1935, has been an Individual General Partner since 2002. Before retiring in December 2005, Mr. Potter was the Chairman, President, Chief Executive Officer and a director of Private Export Funding Corporation (“PEFCO”). Prior to joining PEFCO in 1975 as Treasurer and Secretary, Mr. Potter served as Vice President - Finance at Chase Manhattan Mortgage & Realty Trust, Assistant Treasurer of General Electric Credit Corporation and held various positions in marketing and finance with General Electric Company. Mr. Potter served as director of British Gas US Holdings, Inc., British Gas Services, Inc., BG Energy Finance, Inc., British Transco Financial Products, Inc., British Transco Capital, Inc., British Transco Finance, Inc. and currently serves as a director of the James T. Lee Foundation. Mr. Potter’s business address is 527 Madison Avenue, Suite 2600, New York, New York 10022.

William E. Austin. Mr. Austin, born in 1953, has been the Chief Financial Officer of Cornerstone Equity Investors, LLC (formerly Prudential Equity Investors, Inc.) for the past fifteen years. Cornerstone Equity Investors, LLC, one of the largest private equity firms in the United States with over $1.2 billion in capital commitments, manages institutional funds through private equity partnerships investing in middle market buy outs and expansion financings. As the Chief Financial Officer, Mr. Austin’s responsibilities include financial and tax, stock trading, treasury and cash management, regulatory and compliance, information systems, investor reporting and relations as well as all personnel and administrative functions for Cornerstone Equity Investors, LLC. Prior to joining Cornerstone Equity Investors, LLC in 1991, Mr. Austin served in various and financial functions within Prudential Securities and Prudential Insurance including asset management, trading, operations, direct investments, real estate and acquisitions. Mr. Austin's business address is c/o Cornerstone Equity Investors, LLC, 355 Lexington Avenue, Suite 1400, New York, New York 10017.

Committees and Individual General Partners' Meetings

The Fund does not have a standing nominating or compensation committee or any committees performing similar functions. The Fund does have a standing audit committee consisting of all of the Independent General Partners. Mr. Binder is the Financial Expert of the audit committee. The audit committee serves as an independent and objective party to monitor the Fund's financial reporting process, internal control system and disclosure control system. Additionally, it is directly responsible for the selection and retention of the independent auditors. During the 2005 fiscal year, the audit committee held two (2) meetings.

During the 2005 fiscal year, the Individual General Partners held four (4) meetings. All of the Individual General Partners who held such positions during the 2005 fiscal year attended all of the meetings.

Compensation

The Fund pays each Independent General Partner an annual fee of $20,000. Mr. Marxe, an "interested" Individual General Partner, is not paid any fees by the Fund for serving in such capacity. The Fund reimburses all Individual General Partners for any reasonable out-of-pocket expenses incurred by them in performing their duties.

The Fund has no employees. Management services for the Fund are performed by MGP, through AWM, its general partner, and administrative services are performed by AWM. AWM retains its own employees and is responsible for compensation and other benefits payable to such employees. Mr. Marxe will not receive any compensation or other remuneration from the Fund, but, indirectly, will receive benefits attributable to payments made by the Fund to MGP and AWM.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon its review of the copies of Forms 3, 4 and 5 received by it and any written representations, the Fund believes that no Individual General Partners, MGP, any affiliated persons (as defined under the 1940 Act) of MGP and persons who beneficially own more than ten (10%) percent of the outstanding Units, failed to file reports of ownership required by Section 16(a) of the Securities Exchange Act of 1934 with the SEC and the Fund during 2005 fiscal year and 2006 fiscal year to date except as follows:

(i) The Robert W. Wilson 2002 Revocable Trust, who beneficially owned more than ten (10%) percent of the outstanding Units during the 2005 fiscal year, failed to file on a timely basis four amended reports of ownership required by Section 16(a) of the Securities Exchange Act of 1934 with the SEC and the Fund reporting two transactions; and

(ii) Adam Stettner, who was an owner of MGP during the 2005 fiscal year and is currently an owner of MGP, failed to file on a timely basis, one report of ownership required by Section 16(a) of the Securities Exchange Act of 1934 with the SEC and the Fund reporting one transaction.

Required Vote

The vote required for Proposal 3 is described under “General Information - Required Votes.”

The Individual General Partners unanimously recommend that Limited Partners vote in favor of Proposal 3 - election of the above listed individuals as the Individual General Partners of the Fund.

Annex 1

Amendment to Limited Partnership Agreement to Effect Proposal 1

THIRD AMENDMENT TO THE
LIMITED PARTNERSHIP AGREEMENT
OF
SPECIAL SITUATIONS FUND III, L.P.

This Third Amendment (this “Amendment”) to the Agreement of Limited Partnership of Special Situations Fund III, L.P. (the “Fund”), dated as of October 21, 1993, as amended (the “Agreement”), is dated as of the ____ day of ________, 2006, and is made by its General Partners and those persons who have heretofore been admitted to the Fund as limited partners (the “Limited Partners”).

W I T N E S S E T H:

WHEREAS, the Agreement requires that the amendments set forth below be approved by either (a) a Majority Vote and a majority of the Individual General Partners or (b) Partners holding seventy-five percent (75%) or more of the outstanding Units; and

WHEREAS, the General Partners wish to make such amendments to the Agreement, have approved such amendments and submitted such amendments for the approval set forth above.

NOW, THEREFORE, intending to be legally bound hereby, pursuant to Section 12.04 of the Agreement, the parties hereto do hereby agree as follows:

1.    Amendment to the Agreement.  Section 7.02 of the Agreement is hereby amended by replacing subparagraph (b) in its entirety with the following:

(b)          The Repurchase Offer Amount for Units to be repurchased on each Repurchase Pricing Date shall be determined by the Individual General Partners, in their sole discretion, but shall be no greater than 5% of the aggregate number of Units outstanding on such Date. In determining the Repurchase Offer Amount, the number of Units outstanding on any Repurchase Pricing Date shall be determined immediately after the redetermination of Units on such Date pursuant to Section 7.01 hereof, but prior to any Capital Contributions on such Date pursuant to Section 7.04 hereof. In the event that the number of Units submitted for repurchase on any Repurchase Pricing Date shall exceed the Repurchase Offer Amount for such Date, the Individual General Partners may, in their sole discretion, increase the amount of Units that shall be repurchased on such Date by up to two percent (2%) of the aggregate number of outstanding Units on such Date (the “Additional Amount”). If the number of Units submitted for repurchase on any Repurchase Pricing Date shall exceed the Repurchase Offer Amount (increased by the Additional Amount, if any), the Fund shall repurchase Units submitted for repurchase by Partners or other holders of Units on a pro rata basis (based upon the number of Units submitted for repurchase by each of them).

2.    Ratification. Except as expressly modified hereby, the Agreement is hereby ratified and confirmed and shall remain in full force and effect. The Individual General Partners shall provide a copy of this Amendment to each Limited Partner following its adoption.

3.    Interpretation and Further Assurances. The Agreement shall be interpreted to effectuate the provisions of this Amendment. The parties hereto and the Fund shall take such additional actions and execute and deliver such additional documents as any party or the Fund may request to better effectuate the provisions of this Amendment.

4.    Counterparts and Execution. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument. The signature of a party on any counterpart which is transmitted by facsimile to another party or legal counsel for another party shall be deemed an original signature binding upon the executing party and acceptable to all other parties.

5.    Capitalized Terms. Except as otherwise expressly defined herein, capitalized terms used in this Amendment shall have the meanings provided in the Agreement.

6.    Miscellaneous.

(a)          This Amendment shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, distributees, successors, assigns and legal representatives.

(b)          The Individual General Partners are authorized to adopt an Amended and Restated Limited Partnership Agreement in which the text of this Amendment shall be incorporated therein.

(c)           This Amendment shall be governed by and construed in accordance with the laws of Delaware, without regard to the choice of law provisions thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

CORPORATE GENERAL PARTNER

MGP Advisers Limited Partnership

By: AWM Investment Company, Inc., General Partner

By:______________________________
Austin W. Marxe, President

INDIVIDUAL GENERAL PARTNERS

___________________________ Austin W. Marxe

___________________________ William E. Austin

___________________________ Stanley S. Binder

___________________________ Delcour S. Potter

___________________________ Peter W. Williams

LIMITED PARTNERS*

*By power-of attorney granted to the Individual General Partners pursuant to Section 12.05 of the Agreement.

Annex 2

Amendment to Limited Partnership Agreement to Effect Proposal 2

FOURTH AMENDMENT TO THE
LIMITED PARTNERSHIP AGREEMENT
OF
SPECIAL SITUATIONS FUND III, L.P.

This Fourth Amendment (this “Amendment”) to the Agreement of Limited Partnership of Special Situations Fund III, L.P. (the “Fund”), dated as of October 21, 1993, as amended (the “Agreement”), is dated as of the ____ day of _________, 2006, and is made by its General Partners and those persons who have heretofore been admitted to the Fund as limited partners (the “Limited Partners”).

W I T N E S S E T H:

WHEREAS, the Agreement requires that the amendments set forth below be approved by either (a) a Majority Vote and a majority of the Individual General Partners or (b) Partners holding seventy-five percent (75%) or more of the outstanding Units; and

WHEREAS, the General Partners wish to make such amendments to the Agreement, have approved such amendments and submitted such amendments for the approval set forth above.

NOW, THEREFORE, intending to be legally bound hereby, pursuant to Section 12.04 of the Agreement, the parties hereto do hereby agree as follows:

1.    Amendments to the Agreement.

(a)          Article I. Article I of the Agreement is hereby amended by replacing the definition of “Repurchase Request Deadline” in its entirety with the following:

“Repurchase Request Deadline” shall mean a date which shall be sixty (60) days prior to a Repurchase Pricing Date.

(b)          Section 2.07. Section 2.07 of the Agreement is hereby amended by replacing subparagraph (ii) and subparagraph (iii) in their entirety with the following:

(ii)          The fund will allow the partners to submit requests for repurchases of Units by the Repurchase Request Deadlines of May 1st and November 1st of each
Fund Year , commencing [May 1, 2006];

(iii)         The Fund will establish a minimum of sixty (60) days between each Repurchase Request Deadline and the applicable Repurchase Pricing Date such that the Repurchase Pricing Dates shall occur on June 30th and December 31st of each Fund Year, commencing June 30, 2006.

2.    Ratification. Except as expressly modified hereby, the Agreement is hereby ratified and confirmed and shall remain in full force and effect. The Individual General Partners shall provide a copy of this Amendment to each Limited Partner following its adoption.

3.    Interpretation and Further Assurances. The Agreement shall be interpreted to effectuate the provisions of this Amendment. The parties hereto and the Fund shall take such additional actions and execute and deliver such additional documents as any party or the Fund may request to better effectuate the provisions of this Amendment.

4.    Counterparts and Execution. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument. The signature of a party on any counterpart which is transmitted by facsimile to another party or legal counsel for another party shall be deemed an original signature binding upon the executing party and acceptable to all other parties.

5.    Capitalized Terms. Except as otherwise expressly defined herein, capitalized terms used in this Amendment shall have the meanings provided in the Agreement.

6.    Miscellaneous.

(a)          This Amendment shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, distributees, successors, assigns and legal representatives.

(b)          The Individual General Partners are authorized to adopt an Amended and Restated Limited Partnership Agreement in which the text of this Amendment shall be incorporated therein.

(c)           This Amendment shall be governed by and construed in accordance with the laws of Delaware, without regard to the choice of law provisions thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

CORPORATE GENERAL PARTNER

MGP Advisers Limited Partnership

By: AWM Investment Company, Inc., General Partner

By:______________________________
Austin W. Marxe, President

INDIVIDUAL GENERAL PARTNERS

___________________________ Austin W. Marxe

___________________________ William E. Austin

___________________________ Stanley S. Binder

___________________________ Delcour S. Potter

___________________________ Peter W. Williams

LIMITED PARTNERS*

*By power-of attorney granted to the Individual General Partners pursuant to Section 12.05 of the Agreement.

PROXY

SPECIAL SITUATIONS FUND III, L.P.
THIS PROXY IS SOLICITED ON BEHALF OF THE INDIVIDUAL GENERAL PARTNERS
FOR THE SPECIAL MEETING OF THE FUND’S PARTNERS
TO BE HELD MARCH 29, 2006

The undersigned acknowledges receipt of the Fund’s proxy materials and revokes any prior proxy and hereby appoints Austin W. Marxe as attorney and proxy, with power of substitution, to vote for and on behalf of the undersigned at the special meeting of the Fund’s partners to be held on March 29, 2006 or at any adjournment or postponement thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorney and proxy is instructed to vote as set forth below.

Whether or not you plan to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

This proxy, when properly executed, will be voted in the manner directed by the undersigned unit holder. If this proxy is executed but no direction is made, this proxy will be voted “for” each proposal described below.

The Individual General Partners recommend a vote “FOR” Proposals 1, 2 and 3.

(to be completed and executed on reverse)

Proposal 1.  Approval of amendments to the Fund’s Limited Partnership Agreement to limit semi-annual repurchase offers by the Fund to limited partners to a maximum of 5% of Units outstanding per semi-annual period (or 10% per year).

/ / FOR  / / AGAINST  / / ABSTAIN

Proposal 2.  Approval of amendments to the Fund’s Limited Partnership Agreement to increase the repurchase request deadline for electing to accept a repurchase offer from the Fund from 14 days to 60 days prior to the repurchase pricing date.

Note:  The adoption of this Proposal 2 is conditioned upon receipt by the Fund of a notice that the Commission has granted the exemption requested in the Exemption Request.

/ / FOR  / / AGAINST  / / ABSTAIN

Proposal 3.  Election of five Individual General Partners to serve in such capacity until their successors, if any, have been duly elected and admitted to the Fund as Individual General Partners.

Nominee Name	Vote	Withhold Vote
Austin W. Marxe	/ / FOR	/ / ABSTAIN
William E. Austin	/ / FOR	/ / ABSTAIN
Stanley S. Binder	/ / FOR	/ / ABSTAIN
Delcour S. Potter	/ / FOR	/ / ABSTAIN
Peter W. Williams	/ / FOR	/ / ABSTAIN

4.  Upon all such other matters as may properly come before the meeting which were not known a reasonable time before the solicitation, as he in his discretion may determine. As of the date of this proxy statement, the Individual General Partners were not aware of any such other matters.

IMPORTANT

PLEASE SIGN, DATE AND PRINT YOUR NAME BELOW AND RETURN PROMPTLY
Note: Please give your full title if Attorney, Executor, Administrator, Trustee, Guardian, etc.

Dated:_____________________________, 2006

_________________________________________________________
SIGNATURE(S)

_________________________________________________________
PLEASE PRINT YOUR NAME HERE

_________________________________________________________
SIGNATURE(S)

________________________________________________________
PLEASE PRINT YOUR NAME HERE